EXHIBIT 99.1
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                             THE BLAINE GROUP, INC.

                          A TOTAL COMMUNICATIONS AGENCY
            8665 Wilshire Blvd., Suite #301, Beverly Hills, CA 90211
         310/360-1499 o 310/360-1498 FAX o E-mail: blaine@pacificnet.net

                      FOR IMMEDIATE RELEASE: April 27, 2006

                 FOR FURTHER INFORMATION, CONTACT: Devon Blaine
                                                   The Blaine Group
                                                   310/360-1499
                                                   310/360-1498 (FAX)
                                                   blaine@pacificnet.net


                   SIGNATURE EYEWEAR INKS LICENSING AGREEMENT
                               WITH CUTTER & BUCK


     Los Angeles, CA - Signature Eyewear, Inc. (SEYE.OB) and Cutter & Buck, Inc. (CBUK.NASDAQ) announced today the signing of a license agreement for Cutter & Buck eyewear through December 31, 2009 with a two year renewal option. The agreement gives Signature Eyewear the exclusive right to design and distribute Cutter & Buck optical and sun styles worldwide. The collection will debut at Vision Expo West in the Fall of 2006 as well as in select retailers across the country.

     "Signature is `in good company' with Cutter & Buck, a world-renowned apparel business known for its exceptional sportswear and accessories. Cutter & Buck provides a solid foundation, a strong growth opportunity for the future, as Signature continues to execute its growth plan. Michael Prince, CEO of Signature Eyewear also added that "Cutter & Buck Eyewear has the potential to replace revenue from the discontinuation of the Eddie Bauer Eyewear line."

     "We are very excited to be partnering with Signature Eyewear, that has for over two decades been a leader in the eyewear industry. Our brand fits very well

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into Signature's fantastic family of brands, and we are anxious to work with
Signature's talented and experienced staff. The Cutter & Buck Eyewear Collection will slot very well into our brand's commitment to servicing our clientele with all of the needs of their lifestyle," notes Joel Freet, Manager, International and Domestic Licensing Division.

     "The Cutter & Buck collection will consist of both optical and sunwear styles targeted to active men and women with a classic sense of style," adds Jill Gardner, Vice President of Signature Eyewear. Signature is focused on partnering with American brands which makes Cutter & Buck the perfect addition to Signature's portfolio.

     The collection will be sold at optical venues, department stores and green grass retailers. Wholesale pricing for the optical styles will be $40 - $50 ($90
- $150 retail) with sunwear ranging from $35 - $40 ($70 - $100 retail), and select polarized styles for $100 - $150 retail.

ABOUT CUTTER & BUCK:

     Cutter & Buck designs and markets upscale sportswear and outerwear under the Cutter & Buck brand. The Company sells its products primarily through department stores, golf pro shops and resorts, corporate sales accounts and specialty retailers. Cutter & Buck products feature distinctive, comfortable designs, high-quality materials and manufacturing and rich detailing. For more information visit the Cutter & Buck website at www.cutterbuck.com.

ABOUT SIGNATURE EYEWEAR:

     Signature Eyewear is a leading designer and marketer of prescription eyeglass frames and sunglasses under internationally-recognized brand names such as Laura Ashley Eyewear, bebe eyes, Hart Schaffner Marx, Nicole Miller Eyewear, and HUMMER Eyegear. Signature Eyewear's proprietary brands include Dakota Smith Eyewear and The Signature Eyewear Collection.

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Signature Eyewear's products are sold in the United States and internationally to opticians, optometrists and ophthalmologists and to major national retail chains. For information about Signature Eyewear call 1-800-765-EYES or visit the Company's web site at www.sigeye.com.


The above news release contains forward-looking statements. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and are subject to a wide range of business risks, external factors and uncertainties. Actual results may differ materially from those indicated by such forward-looking statements. For additional information, please consult the Company's most recent public filings and 10-K. The Company assumes no obligation to update the information contained in this press release, whether as a result of new information, future events or otherwise.

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